ISSI Announces Fourth Quarter And Fiscal 2012 Results

SAN JOSE, Calif., Nov. 1, 2012 /PRNewswire/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported financial results for the fourth fiscal quarter and fiscal year ended September 30, 2012.

Fiscal Fourth Quarter and Recent Highlights:

  Reported total revenue of $72.5 million, including $1.2 million in NOR flash revenue, an increase of 11.9 percent over the June 2012 quarter;
  Completed acquisition of Chingis Technology Corporation ("Chingis") which added NOR flash to ISSI's product portfolio (GAAP and non-GAAP results include results from Chingis for the two week period beginning September 14);
  Achieved record quarterly DRAM revenue of $48.8 million;
  Achieved record automotive market revenue, increasing 19 percent sequentially and 76 percent over the prior year quarter;
  Reported GAAP net loss of $0.48 per basic share and non-GAAP net income of $0.24 per diluted share;
  Generated $14.8 million in cash flow from operations:
  Invested $27 million in foundry partner Nanya Technology Corporation and expanded the technology and business relationship;
  Announced sampling of 1Gb and 2Gb DDR3 devices targeted at the automotive, communications, and industrial, medical and military (IMM) markets; and
  Began production shipments of RLDRAM® 2 devices to a leading telecom customer.

Fiscal Year 2012 Highlights:

  Revenue from specialty DRAM increased 9.5 percent over fiscal 2011;
  Increased automotive market revenue 54 percent and IMM revenue 12 percent over fiscal 2011; and
  Generated $32.4 million in cash flow from operations during the fiscal year.

"Fourth quarter revenue exceeded guidance due to continued strength in sales for our automotive products," said Scott Howarth, ISSI's President and CEO. "We recorded initial revenue for our NOR flash products following the successful closing of our Chingis acquisition late in the quarter. The addition of NOR flash further expands our addressable markets and provides a complementary memory product for many of our key customers. We also began to see slight improvements in the IMM and communications markets, even though both markets remained weaker than the prior year due to the global economic conditions."

"Looking forward, I believe our new product introductions and design win traction will contribute to future market share gains. We have a solid position in the growing automotive memory market and continue to increase our content at key customers and expect to exceed the growth of the overall industry. We also believe we are well positioned in IMM and communications to benefit from our broadened product portfolio when conditions in those markets improve. These opportunities are expected to drive future growth and profitability in fiscal 2013."

Fiscal Fourth Quarter 2012 Results:

Revenue in the fourth fiscal quarter ended September 30, 2012 was $72.5 million. Revenue consisted of $69.1 million in SRAM and DRAM revenue, $2.2 million of analog revenue, and $1.2 million of NOR flash revenue during the two weeks that Chingis was owned by ISSI. SRAM and DRAM revenue increased 10.3 percent from the June 2012 quarter and 4.7 percent from the September 2011 quarter.

GAAP results for the fiscal fourth quarter included the following special items: a $14.3 million write-down for certain tangible and intangible net assets related to the acquisition of Si En; a charge in the amount of $2.3 million to write-down ISSI's previous investment in Semiconductor Manufacturing International Corporation (SMIC) due to the decline in fair market value being considered other than temporary; and $1.3 million in expenses related to the acquisition of Chingis.

GAAP gross margin for the fourth quarter was 25.3 percent, compared to 32.9 percent in the June 2012 quarter, and 33.4 percent in the September 2011 quarter. Non-GAAP gross margin was 32.7 percent for the fiscal fourth quarter 2012. Non-GAAP gross margin excludes the special items discussed above. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net loss in the fourth quarter of fiscal 2012 was $13.2 million, or $0.48 per share, compared to GAAP net income of $3.1 million, or $0.11 per diluted share, in the June 2012 quarter and $34.9 million, or $1.23 per diluted share, in the September 2011 quarter. The September 2011 quarter included a $28.1 million income tax benefit.

Non-GAAP net income in the fourth quarter of 2012 was $6.9 million, or $0.24 per diluted share, compared to $6.5 million, or $0.22 per diluted share, in the June 2012 quarter and $8.2 million, or $0.29 per diluted share, in the September 2011 quarter. Non-GAAP net income excludes the special items discussed above, and stock based compensation, the amortization of intangibles related to acquisitions, and non-cash tax expense.

Fiscal 2012 Results:

Revenue for the fiscal year ended September 30, 2012 was $266.0 million, a decrease of 1.7 percent from revenue of $270.5 million in fiscal 2011. DRAM and SRAM revenue in fiscal 2012 was $255.8 million, an increase of 2.0 percent from fiscal 2011. GAAP gross margin in fiscal 2012 was 31.2 percent, which included the special charges discussed above, compared with 33.4 percent in fiscal 2011.

GAAP net loss in fiscal 2012 was $2.7 million, or $0.10 per share, compared with GAAP net income in fiscal 2011 of $56.0 million, or $1.98 per diluted share. Fiscal 2012 included $17.9 million in special charges, whereas fiscal 2011 included a $28.1 million income tax benefit.

Non-GAAP net income in fiscal 2012 was $25.8 million, or $0.89 per diluted share. This compares to non-GAAP net income of $33.4 million, or $1.18 per diluted share, in fiscal 2011.

Cash, cash equivalents and short-term investments totaled $82.0 million at September 30, 2012, compared with $107.5 million at June 30, 2012. Inventory at September 30, 2012 totaled $67.0 million, including $4.8 million of acquired Chingis inventory, compared to $46.1 million at June 30, 2012. As mentioned last quarter, the sequential increase in inventory is primarily related to a last time buy of products from one of the Company's foundries.

December Quarter Outlook

The Company expects total revenue for the December quarter to range between $75.0 and $81.0 million, consisting of SRAM and DRAM revenue of between $66.0 million and $70.5 million, NOR flash revenue between $7.0 million and $8.0 million, and analog revenue of between $2.0 million and $2.5 million. Gross margin for the December quarter is expected to range between 32 percent and 34 percent. Operating expenses are expected to be between $22.0 million and $22.5 million. GAAP net income is expected to be between $0.10 and $0.14 per diluted share, and non-GAAP net income, which excludes non-cash tax expense related to the utilization of deferred tax assets, stock-based compensation, and purchase price adjustments and amortization of intangibles related to the acquisition of Chingis, is expected to range between $0.20 and $0.24 per diluted share.

Conference Call Information

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the Company's fourth quarter and fiscal 2012 financial results. To access ISSI's conference call via telephone, dial 888-466-4462 by 1:20 p.m. Pacific Time. The participant passcode is 9453167. The call will also be webcast from ISSI's website at http://www.issi.com.

Non-GAAP Financial Information

In addition to disclosing results determined in accordance with GAAP, ISSI discloses its non-GAAP gross margin and net income (loss) for certain periods that exclude stock based compensation, the amortization of intangibles related to acquisitions, the write-off of certain Si En tangible and intangible assets, expenses related to the acquisition of Chingis and the charge to recognize the decline in fair value of SMIC stock. When presenting non-GAAP results, the Company includes a reconciliation of the non-GAAP results to the results under GAAP. Management believes that including the non-GAAP results assists investors in assessing the Company's operational performance and its performance relative to its competitors. The Company has presented these non-GAAP results as a complement to its results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to assist the public in measuring the Company's performance, to allocate resources and, relative to the Company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management's decision to use such non-GAAP measures relates to the non-GAAP measures being a useful measure of the potential future performance of the Company's business. In line with common industry practice and to help enable comparability with other technology companies, the Company's non-GAAP presentation excludes the impact of stock based compensation, the amortization of intangibles related to acquisitions, the write-off of certain Si En tangible and intangible assets, expenses related to the acquisition of Chingis and the charge to recognize the decline in fair value of SMIC stock. Other companies may calculate non-GAAP results differently than the Company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the Company's performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of the GAAP and non-GAAP measures.

About the Company

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, medical, and military, and (iv) digital consumer. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets NOR flash products and high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com/.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning NOR Flash expanding our addressable markets and providing a complementary memory product, seeing slight improvements in the IMM and communications markets, being well positioned to benefit from market share gains, having a solid position in the growing automotive memory market and continue to increase our content at key customers and expect to exceed the growth of the overall industry, belief that we are well positioned in IMM and communications to benefit from our broadened product portfolio when conditions in those markets improve, expected to drive future growth and profitability in fiscal 2013 and our outlook for the December 2012 quarter with respect to revenue, SRAM and DRAM revenue, NOR flash revenue, analog revenue, gross margin, operating expenses and GAAP and Non-GAAP net income per share are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place, unexpected reductions in average selling prices for our products (including Chingis products), our ability to sell our products (including Chingis products) for key applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, our ability to obtain a sufficient supply of wafers, wafer pricing, our ability to maintain sufficient inventory of products to satisfy customer orders (including Chingis customers), our ability to realize the expected benefits of our Chingis acquisition including maintaining relationships with key customers, vendors and employees, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended September 30, 2011 and Form 10-Q for the quarter ended June 30, 2012. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year-end audit. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

	Integrated Silicon Solution, Inc.
	Condensed Consolidated Statements of Income
	(Unaudited)
	(In thousands, except per share data)

	Three Months Ended			Fiscal Year Ended

	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

Net sales	$ 72,500	$ 64,781	$ 71,339	$ 265,950	$ 270,508
Cost of sales	54,172	43,444	47,501	182,966	180,100
Gross profit	18,328	21,337	23,838	82,984	90,408

Operating expenses:
Research and development	10,062	6,749	7,526	30,918	27,622
Selling, general and administrative	13,867	9,392	9,518	42,174	36,617
Impairment of goodwill	4,261	-	-	4,261	-
Total operating expenses	28,190	16,141	17,044	77,353	64,239

Operating income (loss)	(9,862)	5,196	6,794	5,631	26,169
Interest and other income (expense), net	(2,148)	405	798	(1,724)	2,056
Gain on sale of investments	-	-	-	-	560

Income (loss) before income taxes	(12,010)	5,601	7,592	3,907	28,785
Provision (benefit) for income taxes	1,108	2,454	(27,464)	6,512	(27,338)

Consolidated net income (loss)	(13,118)	3,147	35,056	(2,605)	56,123

Net income attributable to
noncontrolling interests	(128)	(10)	(182)	(113)	(166)

Net income (loss) attributable to ISSI	$ (13,246)	$ 3,137	$ 34,874	$ (2,718)	$ 55,957

Basic net income (loss) per share	$ (0.48)	$ 0.11	$ 1.31	$ (0.10)	$ 2.11
Shares used in basic per share calculation	27,475	27,316	26,632	27,120	26,568

Diluted net income (loss) per share	$ (0.48)	$ 0.11	$ 1.23	$ (0.10)	$ 1.98
Shares used in diluted per share calculation	27,475	29,069	28,266	27,120	28,308

Reconciliation of GAAP to Non-GAAP Financial Measures
	Three Months Ended			Fiscal Year Ended
	(In thousands, except per share data)

	September 30,	June 30,	September 30,	September 30,	September 30,
	2012	2012	2011	2012	2011

Gross Margin:
GAAP gross profit	$ 18,328	$ 21,337	$ 23,838	$ 82,984	$ 90,408
Adjustments:
Si En acquisition related inventory write up	-	-	-	-	269
Si En intangible asset impairment	5,402	-	-	5,402	-
Total adjustments	5,402	-	-	5,402	269
Non-GAAP gross profit	23,730	21,337	23,838	88,386	90,677
Non-GAAP gross margin	32.7%	32.9%	33.4%	33.2%	33.5%

Operating expenses:
GAAP operating expenses	$ 28,190	$ 16,141	$ 17,044	$ 77,353	$ 64,239
Adjustments:
Chingis acquisition expenses and charges	(1,154)	-	-	(1,154)	-
Si En asset impairment	(8,928)	-	-	(8,928)	-
Legal fees related to Si En acquisition	-	-	-	-	(325)
Total adjustments	(10,082)	-	-	(10,082)	(325)
Non-GAAP operating expenses	18,108	16,141	17,044	67,271	63,914

Operating income (loss):
GAAP operating income (loss)	$ (9,862)	$ 5,196	$ 6,794	$ 5,631	$ 26,169
Adjustments:
Chingis acquisition expenses and charges	1,284	-	-	1,284	-
Si En acquisition related inventory write up	-	-	-	-	269
Si En intangible asset amortization and charge	291	435	402	1,553	1,190
Si En intangible asset impairment	14,330	-	-	14,330	-
Legal fees related to Si En acquisition	-	-	-	-	325
Stock-based compensation expense	1,301	1,283	1,076	5,031	4,042
Total adjustments	17,206	1,718	1,478	22,198	5,826
Non-GAAP operating income	$ 7,344	$ 6,914	$ 8,272	$ 27,829	$ 31,995

Provision (benefit) for income taxes:
On a GAAP basis	$ 1,108	$ 2,454	$ (27,464)	$ 6,512	$ (27,338)
Adjustments:
Non-cash tax expense	588	1,638	(64)	3,953	(225)
Tax credit for valuation allowance release	-	-	(28,136)	-	(28,136)
Total adjustments	588	1,638	(28,200)	3,953	(28,361)
Non-GAAP provision for income taxes	$ 520	$ 816	$ 736	$ 2,559	$ 1,023

Net income (loss):
On a GAAP basis	$ (13,246)	$ 3,137	$ 34,874	$ (2,718)	$ 55,957
Adjustments:
Chingis acquisition expenses and charges	1,284	-	-	1,284	-
Si En acquisition related inventory write up	-	-	-	-	269
Si En intangible asset amortization and charge	291	435	402	1,553	1,190
Si En intangible asset impairment	14,330	-	-	14,330	-
Legal fees related to Si En acquisition	-	-	-	-	325
Stock-based compensation expense	1,301	1,283	1,076	5,031	4,042
Impairment of investment	2,327	-	-	2,327	-
Non-cash tax expense	601	1,638	(64)	3,966	(225)
Tax credit for valuation allowance release	-		(28,136)	-	(28,136)
Total adjustments	20,134	3,356	(26,722)	28,491	(22,535)
Non-GAAP net income	$ 6,888	$ 6,493	$ 8,152	$ 25,773	$ 33,422

Shares used in Non-GAAP net income per share:
Basic	27,475	27,316	26,632	27,120	26,568
Diluted	29,160	29,069	28,266	28,901	28,308

Non-GAAP net income per share:
Basic	$ 0.25	$ 0.24	$ 0.31	$ 0.95	$ 1.26
Diluted	$ 0.24	$ 0.22	$ 0.29	$ 0.89	$ 1.18

Integrated Silicon Solution, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	September 30,
	2012	2011
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$ 75,497	$ 83,863
Restricted cash	-	6,786
Short-term investments	6,541	4,761
Accounts receivable, net	47,710	39,460
Inventories	66,964	56,796
Other current assets	21,204	16,369

Total current assets	217,916	208,035
Property, equipment and leasehold improvements, net	29,286	28,959
Purchased intangible assets, net	8,226	11,081
Goodwill	9,178	9,463
Other assets	52,465	34,449
Total assets	$ 317,071	$ 291,987

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 44,705	$ 36,395
Accrued compensation and benefits	6,310	6,363
Accrued expenses	14,243	4,711

Total current liabilities	65,258	47,469

Other long-term liabilities	5,478	9,272

Total liabilities	70,736	56,741

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	330,473	321,131
Accumulated deficit	(90,046)	(87,328)
Accumulated comprehensive income (loss)	2,399	(1,252)

Total ISSI stockholders' equity	242,829	232,554

Noncontrolling interest	3,506	2,692

Total stockholders' equity	246,335	235,246
Total liabilities and stockholders' equity	$ 317,071	$ 291,987

(1) Derived from audited financial statements.

CONTACT: John M. Cobb, Chief Financial Officer, Investor Relations, +1-408-969-6600, ir@issi.com, or Leanne K. Sievers, Shelton Group, +1-949-224-3874, lsievers@sheltongroup.com